Exhibit 99.1

Mallinckrodt plc (in Examinership) Reports Third Quarter 2023 Financial Results

Third Quarter Net Sales of $497.0 Million Reflects 6.8% Growth Compared to the Prior Year Quarter

Acthar® Gel (Repository Corticotropin Injection) Delivery Device Supplemental New Drug Application Accepted by U.S. Food and Drug Administration

Financial Restructuring Plan Approved by U.S. Bankruptcy Court; Company Poised to Complete Irish Examinership and Emerge from Chapter 11 in the Near Term

DUBLIN, November 7, 2023 – Mallinckrodt plc (in examinership) (OTCMKTS: MNKTQ) (“Mallinckrodt” or the “Company”), a global specialty pharmaceutical company, today reported its financial results for the third quarter ended September 29, 2023.

“Mallinckrodt’s results underscore our relentless focus on stabilizing the business. While net loss increased, largely due to reorganization impacts, we achieved year-over-year revenue growth for the second consecutive quarter and year-over-year adjusted EBITDA growth. As a result of our continued commitment to executing on our strategic priorities and solid performance, we now expect to land near the top end of our prior full-year guidance ranges for both net sales and Adjusted EBITDA,” said Siggi Olafsson, President and Chief Executive Officer. “Our Specialty Generics business continued to deliver strong growth, reflecting the core strength of our vertically integrated business. With three FDA abbreviated new drug application approvals this quarter, including lisdexamfetamine dimesylate capsules (generic form of Vyvanse®), we are proud of the role Mallinckrodt plays in addressing market supply shortages and delivering high-quality medicines that patients need. In Specialty Brands, we achieved a key regulatory milestone with FDA acceptance of our Acthar® Gel (repository corticotropin injection) delivery device Supplemental New Drug Application (sNDA) submission. Our launch and adoption of Terlivaz® (terlipressin) reflected further positive momentum in the medical community. While we continue to face headwinds from significant competitive pressures, our performance this quarter is another clear indicator of the tangible progress we have made.”

Mr. Olafsson continued, “The Chapter 11 proceedings we initiated in August will meaningfully enhance our financial foundation and better position the business for the future, and we are pleased the process is moving on an expedited basis, as anticipated. Our financial restructuring plan was approved by the U.S. Bankruptcy Court in early October, and we expect to complete the Examinership in Ireland and formally emerge from the restructuring process in the near term as a stronger organization.”

Third Quarter 2023 Financial Results

Mallinckrodt’s net sales in the third quarter of 2023 were $497.0 million, as compared to $465.4 million in the third quarter of 2022. This reflects an increase of 6.8% on a reported basis and 6.6% on a constant currency basis.

The Company’s Specialty Brands segment reported net sales of $286.2 million, as compared to $303.5 million in the prior year quarter, a decrease of 5.7% on a reported basis and 6.0% on a constant currency basis. This decline is primarily due to the impact of competition, including the loss of exclusivity for Amitiza® in the U.S., and continued pressure on overall specialty pharmaceutical spending.

Mallinckrodt’s Specialty Generics segment reported net sales of $210.8 million, as compared to $161.9 million in the prior year quarter, reflecting an increase of 30.2% on a reported and constant currency basis. This increase is primarily due to growth in finished-dosage products as the broader market has experienced disruption in product quality and supply, coupled with the successful launch of lisdexamfetamine dimesylate capsules, used to treat attention-deficit/hyperactivity disorder (ADHD).

The Company recorded a net loss for the third quarter of $1,724.8 million, as compared to $284.9 million in the third quarter of 2022. This was driven primarily by the reorganization impacts of the Chapter 11 and liabilities management process and certain non-restructuring intangible asset impairments.

Mallinckrodt’s Adjusted EBITDA in the third quarter was $180.6 million, as compared to $166.1 million in the third quarter of 2022, an increase of 8.7%. This increase is primarily due to strength in the Specialty Generics segment, growth in Therakos® and the launches of lisdexamfetamine dimesylate capsules and Terlivaz, partially offset by overall product mix. In addition, the Company continued to invest in the launch of Terlivaz, which was partially offset by other reductions in selling, general and administrative (SG&A) expenses and research and development (R&D) expenses as Mallinckrodt continues to improve its overall cost structure.

The Company incurred approximately $7.0 million of incremental compensation costs in the third quarter, and approximately $15.0 million year to date, related to the Chapter 11 process, for which no adjustment was made to Adjusted EBITDA. The Company expects to incur an incremental $15.0 million of compensation costs through emergence.

Adjusted gross profit as a percentage of sales was 66.3% for the third quarter of 2023, as compared to 66.2% for the third quarter of 2022.

Nine-Month 2023 Results1

Mallinckrodt’s net sales were $1,396.6 million for the nine months ended September 29, 2023, as compared to $1,425.0 million for the nine months ended September 30, 2022, comprising $874.6 million in the predecessor period and $550.4 million in the successor period.

The Company recorded a net loss of $2,721.9 million, as compared to $661.7 million for the nine months ended September 30, 2022, comprising $313.1 million in the predecessor period and $348.6 million in the successor period.

Mallinckrodt's Adjusted EBITDA was $448.1 million, as compared to $499.4 million for the nine months ended September 30, 2022, comprising $303.0 million in the predecessor period and $196.4 million in the successor period.

Third Quarter 2023 Business Segment Update

Specialty Brands Segment

Acthar Gel net sales declined 2.9% on a reported and constant currency basis, or $3.6 million, as compared to the comparable quarter of the prior year. Acthar Gel net sales improved sequentially, and the product continues to be a top choice for prescribers. In addition, Mallinckrodt’s sNDA submission for its Acthar Gel delivery device was accepted by the FDA, and the Company remains focused on the launch of this innovation in the second half of 2024.

Terlivaz’s launch continued to exceed initial expectations and track ahead of the product’s anticipated launch curve. The Company has gained formulary inclusion for Terlivaz at more than 200 hospitals and is pleased with the utilization seen to date. Mallinckrodt's success with this launch further demonstrates the strength of its engagements with hospitals and the broader medical community.

INOmax® (nitric oxide) gas sales grew outside of the U.S., although sales in the U.S. continued to be impacted by competitive pressures. Mallinckrodt continues to anticipate receiving clearance for INOmax Evolve in late 2023.
1 As a result of emerging from the prior Chapter 11 cases in June 2022, the Company’s nine-month comparison period ended September 30, 2022, includes a predecessor period from January 1, 2022 to June 16, 2022, and a successor period from June 17, 2022 to September 30, 2022. Unless otherwise noted, the nine-month comparisons are the predecessor and successor periods combined.

Therakos® sales grew year over year, driven by strength in the U.S. Total product net sales grew 13.8% on a reported basis and 11.6% on a constant currency basis, or $8.0 million, as compared to the comparable quarter of the prior year. In addition, the Company launched Therakos CELLEX® Photopheresis System in Japan at the beginning of the fourth quarter and is pleased with initial uptake. Mallinckrodt continues to believe the product will grow in the mid-single digits moving forward.

Specialty Generics Segment

Mallinckrodt’s Specialty Generics segment experienced another quarter of strong growth, underscoring the benefits of vertical integration as the high performance of the Company’s U.S.-based manufacturing plants supported market share gains in key product families. Beyond growing volumes and creating value realization opportunities, Mallinckrodt’s ability to maintain consistent, stable supply of medicines helps serve a public health need amid ongoing shortages in the marketplace.

The Company received FDA approvals for three products in the Specialty Generics segment during the quarter and successfully launched one, lisdexamfetamine dimesylate capsules. Mallinckrodt expects to launch the other two in the fourth quarter.

Please see “Non-GAAP Financial Measures” included in this release for a discussion of non-GAAP measures and reconciliation of GAAP and non-GAAP financial measures for the third quarter.

Please see the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 29, 2023 to be filed with the Securities and Exchange Commission for additional information concerning the Company’s Chapter 11 proceedings, liquidity and related risks.

2023 Financial Guidance Update

For the full-year 2023, Mallinckrodt expects to be near the top end of the guidance ranges for both net sales and Adjusted EBITDA, even while assuming approximately $30 million of incremental bankruptcy-related compensation costs for key employee incentive and retention programs through emergence. The Company is also narrowing the range of its 2023 net sales expectations for Acthar Gel and now expects the product to decline by approximately 15% for the fiscal year.

2023 Guidance
Net sales	$1.70 billion to $1.82 billion
Adjusted EBITDA	$510 million to $560 million

The Company does not provide a reconciliation of forward-looking non-GAAP guidance to the comparable GAAP measures as these items are inherently uncertain and difficult to estimate and cannot be predicted without unreasonable effort.

About Mallinckrodt

Mallinckrodt is a global business consisting of multiple wholly owned subsidiaries that develop, manufacture, market and distribute specialty pharmaceutical products and therapies. The Company's Specialty Brands reportable segment's areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, hepatology, nephrology, pulmonology, ophthalmology and oncology; immunotherapy and neonatal respiratory critical care therapies; analgesics; cultured skin substitutes and gastrointestinal products. Its Specialty Generics reportable segment includes specialty generic drugs and active pharmaceutical ingredients. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the Company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including adjusted EBITDA, adjusted gross profit, adjusted SG&A expenses, adjusted R&D expenses, and net sales growth (loss) on a constant-currency basis, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted EBITDA represents net income or loss prepared in accordance with accounting principles generally accepted in the U.S. ("GAAP") and adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, interest expense, net; income taxes; depreciation; amortization; restructuring charges, net; non-restructuring impairment charges; inventory step-up expense; discontinued operations; changes in fair value of contingent consideration obligations; significant legal and environmental charges; divestitures; liabilities management and separation costs; gains on debt extinguishment, net; unrealized gain or loss on equity investment; reorganization items, net; share-based compensation; fresh-start inventory related expenses; and other items identified by the Company.

Adjusted gross profit, adjusted SG&A expenses and adjusted R&D expenses represent amounts prepared in accordance with GAAP, adjusted for certain items that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, the aforementioned items in the Adjusted EBITDA paragraph. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A expenses.

Segment net sales growth (loss) on a constant-currency basis measures the change in segment net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

The Company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the Company's operating performance. In addition, the Company believes that they will be used by investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the Company's performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance.

These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The Company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's unaudited condensed consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Further information regarding non-GAAP financial measures can be found on the Investor Relations page of the Company's website.

Predecessor and Successor Periods

Mallinckrodt’s financial results presented in this press release include Successor and Predecessor periods. The Successor period runs from June 17, 2022 through September 29, 2023, while the Predecessor period includes June 16, 2022 and prior. As a result of the application of fresh-start accounting, the Company’s financial statements for periods prior to June 16, 2022 are not comparable to those for periods subsequent to June 16, 2022. Operating results for the Successor and Predecessor periods are not necessarily indicative of the results to be expected for a full fiscal year.

Mallinckrodt’s results of operations as reported in its unaudited condensed consolidated financial statements for the Successor and Predecessor periods are in accordance with GAAP. The comparison of the Predecessor and Successor periods for the periods presented here is not in accordance with GAAP. However, the Company believes that the comparison is useful for management and investors to assess Mallinckrodt’s ongoing financial and operational performance and trends.

CAUTIONARY STATEMENTS RELATED TO FORWARD-LOOKING STATEMENTS

Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, expected product launches, legal, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s businesses, and any other statements regarding events or developments Mallinckrodt believes or anticipates will or may occur in the future, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: the ability of Mallinckrodt and its subsidiaries to obtain approval from the U.S. Bankruptcy Court (the “Bankruptcy Court”) with respect to motions or other requests made to the Bankruptcy Court throughout the course of the Chapter 11 Cases (the “2023 Chapter 11 Cases”) initiated on August 28, 2023 by Mallinckrodt and certain of its subsidiaries (collectively, the “2023 Debtors”); the ability of Mallinckrodt and its subsidiaries to consummate the Chapter 11 plan of reorganization (as may be amended or supplemented from time to time in accordance with its terms, the "2023 Plan") and emerge from Chapter 11 within its currently expected timeline or at all; the effects of the 2023 Chapter 11 Cases, including increased professional costs, on Mallinckrodt’s liquidity, results of operations and businesses; the ability of the 2023 Debtors to operate their business during the pendency of the 2023 Chapter 11 Cases; the consummation of the transactions contemplated by the restructuring support agreement dated as of August 23, 2023, by and among the Company, certain of its subsidiaries, certain creditors and the Opioid Master Disbursement Trust II (the "RSA"), and the 2023 Plan, including the ability of the parties to negotiate definitive agreements with respect to the matters covered by the term sheets included in the RSA, the 2023 Plan or otherwise, the occurrence of events that may give rise to a right of any of the parties to terminate the RSA, and the ability of the parties thereto to satisfy the other conditions of the RSA or the 2023 Plan, as applicable, including satisfying the milestones specified in the RSA and completion of the Irish Examinership Proceedings; the comparability of Mallinckrodt's post-emergence financial results to its historical results and the projections filed with the Bankruptcy Court; changes in Mallinckrodt's business strategy and performance; Mallinckrodt's tax treatment by the Internal Revenue Service under Section 7874 and Section 382 of the Internal Revenue Code of 1986, as amended; Mallinckrodt’s repurchases of debt securities; the effects of the emergence from the 2023 Chapter 11 Cases on the Company's liquidity; the liquidity, results of operations and businesses of Mallinckrodt and its subsidiaries; governmental investigations and inquiries, regulatory actions and lawsuits, in each case related to Mallinckrodt or its officers; historical commercialization of opioids, including compliance with and restrictions under the global settlement to resolve all opioid-related claims; matters related to Acthar Gel, including the settlement with governmental parties to resolve certain disputes and compliance with and restrictions under the related corporate integrity agreement; the ability to maintain relationships with Mallinckrodt’s suppliers, customers, employees and other third parties as a result of, and following, the emergence upon completion of the 2023 Chapter 11 Cases as well as perceptions of the Company's increased performance and credit risks associated with its constrained liquidity position and capital structure, which reflects a recently increased risk of additional bankruptcy or insolvency proceedings; the possibility that Mallinckrodt may be unable to achieve its business and strategic goals even after the 2023 Plan is successfully consummated; the non-dischargeability of certain claims against Mallinckrodt as part of the bankruptcy process; developing, funding and executing Mallinckrodt's business plan and the Company’s ability to continue as a going concern; Mallinckrodt’s post-bankruptcy capital structure upon completion of the 2023 Chapter 11 Cases; scrutiny from governments, legislative bodies and enforcement agencies related to sales, marketing and pricing practices; pricing pressure on certain of Mallinckrodt’s products due to legal changes or changes in insurers’ or other payers’ reimbursement practices resulting from recent increased public scrutiny of healthcare and pharmaceutical costs; the reimbursement practices of governmental health administration authorities, private health coverage insurers and other third-party payers; complex reporting and payment obligations under the Medicare and Medicaid rebate programs and other governmental purchasing and rebate programs; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; changes in or failure to comply with relevant laws and regulations; Mallinckrodt’s and its partners’ ability to successfully develop or commercialize new products or expand commercial opportunities; Mallinckrodt’s ability to navigate price fluctuations; competition; Mallinckrodt’s and its partners’ ability to protect intellectual property rights, including in relation to ongoing litigation; limited clinical trial data for Acthar Gel; clinical studies and related regulatory processes; product liability losses and other litigation liability; material health, safety and environmental liabilities; business development activities; attraction and retention of key personnel in light of the 2023 Chapter 11 Cases; the effectiveness of information technology infrastructure including cybersecurity and data leakage risks; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; complex manufacturing processes; reliance on third-party manufacturers and supply chain providers; conducting business internationally; Mallinckrodt’s ability to achieve expected benefits from prior or future restructuring activities; Mallinckrodt’s significant levels of intangible assets and related impairment testing; labor and employment laws and regulations; natural disasters or other catastrophic events; Mallinckrodt’s substantial indebtedness, its ability to generate sufficient cash to reduce its indebtedness and its potential need and ability to incur further indebtedness; restrictions on Mallinckrodt’s operations contained in the agreements governing Mallinckrodt’s indebtedness; actions taken by third parties, including the Company's creditors, the Trust and other stakeholders; Mallinckrodt’s variable rate indebtedness; future changes to applicable tax laws or the impact of disputes with governmental tax authorities; and the impact of Irish laws.

The “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Mallinckrodt’s Annual Report on Form 10-K for the fiscal year ended December 30, 2022 and Quarterly Reports on Form 10-Q for the quarterly periods ended September 29, 2023, June 30, 2023 and March 31, 2023, and other filings with the SEC, all of which are on file with the SEC and available on Mallinckrodt's website at http://www.sec.gov and http://www.mallinckrodt.com respectively, identify and describe in more detail the risks and uncertainties to which Mallinckrodt’s businesses are subject. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law. Given these uncertainties, one should not put undue reliance on any forward-looking statements.

CONTACTS

Investor Relations
Daniel Speciale
Senior Vice President, Finance
314-654-3638
daniel.speciale@mnk.com

Derek Belz
Vice President, Investor Relations
314-654-3950
derek.belz@mnk.com

Media
Michael Freitag / Aaron Palash / Aura Reinhard / Catherine Simon
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Mallinckrodt, the "M" brand mark and the Mallinckrodt Pharmaceuticals logo are trademarks of a Mallinckrodt company. Other brands are trademarks of a Mallinckrodt company or their respective owners. © 2023.

Exhibit 99.1

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor
	Three Months Ended September 29, 2023		Three Months Ended September 30, 2022
		Percent of Net sales		Percent of Net sales
Net sales	$497.0	100.0%	$465.4	100.0%
Cost of sales	346.2	69.7	449.9	96.7
Gross profit	150.8	30.3	15.5	3.3
Selling, general and administrative expenses	129.2	26.0	122.3	26.3
Research and development expenses	25.7	5.2	28.3	6.1
Restructuring charges, net	(0.1)	—	2.2	0.5
Non-restructuring impairment charges	135.9	27.3	—	—
Liabilities management and separation costs	142.1	28.6	6.9	1.5
Operating loss	(282.0)	(56.7)	(144.2)	(31.0)
Interest expense	(133.1)	(26.8)	(148.0)	(31.8)
Interest income	3.4	0.7	1.3	0.3
Other income (expense), net	9.1	1.8	(5.1)	(1.1)
Reorganization items, net	(1,311.5)	(263.9)	(14.2)	(3.1)
Loss from continuing operations before income taxes	(1,714.1)	(344.9)	(310.2)	(66.7)
Income tax expense (benefit)	10.8	2.2	(24.9)	(5.4)
Loss from continuing operations	(1,724.9)	(347.1)	(285.3)	(61.3)
Income from discontinued operations, net of income taxes	0.1	—	0.4	0.1
Net loss	$(1,724.8)	(347.0)%	$(284.9)	(61.2)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(128.61)		$(21.61)
Income from discontinued operations	—		0.03
Net loss	$(128.60)		$(21.58)
Weighted-average number of shares outstanding
Basic and diluted	13.4		13.2

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor
	Three Months Ended September 29, 2023				Three Months Ended September 30, 2022
	Gross profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA
Net loss	$150.8	$129.2	$25.7	$(1,724.8)	$15.5	$122.3	$28.3	$(284.9)
Adjustments:
Interest expense, net	—	—	—	129.7	—	—	—	146.7
Income tax expense (benefit)	—	—	—	10.8	—	—	—	(24.9)
Depreciation	9.3	(1.6)	(0.5)	11.4	9.2	(2.1)	(0.6)	11.9
Amortization	125.6	—	—	125.6	136.6	—	—	136.6
Restructuring charges, net	—	—	—	(0.1)	—	—	—	2.2
Non-restructuring impairment charge	—	—	—	135.9	—	—	—	—
Income from discontinued operations	—	—	—	(0.1)	—	—	—	(0.4)
Change in contingent consideration fair value	—	0.2	—	(0.2)	—	0.8	—	(0.8)
Liabilities management and separation costs(1)	—	—	—	142.1	—	—	—	6.9
Unrealized (gain) loss on equity investment	—	—	—	(7.2)	—	—	—	5.1
Reorganization items, net	—	—	—	1,311.5	—	—	—	14.2
Share-based compensation	—	(2.3)	(0.1)	2.4	—	(0.5)	—	0.5
Gain on debt extinguishment at par	—	—	—	—	—	—	—	(3.9)
Fresh-start impact on debt extinguishment	—	—	—	—	—	—	—	4.1
Bad debt expense - customer bankruptcy	—	—	—	—	—	(5.8)	—	5.8
Fresh-start inventory-related expense (2)	43.6	—	—	43.6	147.0	—	—	147.0
As adjusted:	$329.3	$125.5	$25.1	$180.6	$308.3	$114.7	$27.7	$166.1

(1)Represents costs primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases, expenses incurred related to the severance of certain former executives of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2020 Chapter 11 Cases. As of the 2023 Petition Date, professional fees directly related to the 2023 Chapter 11 proceedings that were previously reflected as liabilities management and separation costs are being classified on a go-forward basis as reorganization items, net.
(2)Represents $43.6 million of fair-value step up expense during the three months ended September 29, 2023 (Successor), and $129.1 million and $17.9 million of inventory fair-value step up expense and fresh-start inventory-related expense related to a change in accounting estimate, respectively, during the three months ended September 30, 2022 (Successor).

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor
	Three Months Ended September 29, 2023	Three Months Ended September 30, 2022
Specialty Brands (1)	$87.6	$43.7
Specialty Generics (2)	64.0	(9.0)
Segment operating income	151.6	34.7
Unallocated amounts:
Corporate and unallocated expenses (3)	(16.3)	(15.0)
Depreciation and amortization	(137.0)	(148.5)
Share-based compensation	(2.4)	(0.5)
Restructuring charges, net	0.1	(2.2)
Non-restructuring impairment charge	(135.9)	—
Liabilities management and separation costs (4)	(142.1)	(6.9)
Bad debt expense - customer bankruptcy	—	(5.8)
Operating loss	$(282.0)	$(144.2)
(1)Includes $42.8 million and $115.3 million of inventory fair-value step-up expense during the three months ended September 29, 2023 (Successor) and the three months September 30, 2022 (Successor), respectively.
(2)Includes $0.7 million and $17.9 million of inventory fair-value step-up expense during the three months ended September 29, 2023 (Successor) and the three months ended September 30, 2022 (Successor), respectively. Also includes $13.8 million of fresh-start inventory-related expense related to a change in accounting estimate during the three months ended September 30, 2022 (Successor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to the Company's reportable segments.
(4)Represents costs primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases, expenses incurred related to the severance of certain former executives of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2020 Chapter 11 Cases. As of the 2023 Petition Date, professional fees directly related to the 2023 Chapter 11 proceedings that were previously reflected as liabilities management and separation costs are being classified on a go-forward basis as reorganization items, net.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor		Non-GAAP Measure
	Three Months Ended September 29, 2023	Three Months Ended September 30, 2022	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands	$286.2	$303.5	(5.7)%	0.3%	(6.0)%
Specialty Generics	210.8	161.9	30.2	—	30.2
Net sales	$497.0	$465.4	6.8%	0.2%	6.6%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor		Non-GAAP Measure
	Three Months Ended September 29, 2023	Three Months Ended September 30, 2022	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands
Acthar Gel	$122.1	$125.7	(2.9)%	—%	(2.9)%
INOmax	72.9	80.7	(9.7)	(0.1)	(9.6)
Therakos	66.0	58.0	13.8	2.2	11.6
Amitiza	18.3	37.1	(50.7)	(0.2)	(50.5)
Terlivaz	4.4	—	—	—	—
Other	2.5	2.0	25.0	(2.9)	27.9
Specialty Brands Total	286.2	303.5	(5.7)	0.3	(6.0)

Specialty Generics
Opioids	65.9	46.5	41.7	—	41.7
ADHD	41.5	11.6	257.8	—	257.8
Addiction treatment	15.1	16.6	(9.0)	(0.2)	(8.8)
Other	3.4	2.9	17.2	—	17.2
Generics	125.9	77.6	62.2	—	62.2
Controlled substances	22.0	19.7	11.7	—	11.7
APAP	57.4	57.9	(0.9)	—	(0.9)
Other	5.5	6.7	(17.9)	—	(17.9)
API	84.9	84.3	0.7	—	0.7
Specialty Generics	210.8	161.9	30.2	—	30.2
Net sales	$497.0	$465.4	6.8%	0.2%	6.6%

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Successor				Predecessor
	Nine Months Ended September 29, 2023		Period from June 17, 2022 through September 30, 2022		Period from January 1, 2022 through June 16, 2022
		Percent of Net sales		Percent of Net sales		Percent of Net sales
Net sales	$1,396.6	100.0%	$550.4	100.0%	$874.6	100.0%
Cost of sales	1,091.1	78.1	552.1	100.3	582.0	66.5
Gross profit (loss)	305.5	21.9	(1.7)	(0.3)	292.6	33.5
Selling, general and administrative expenses	369.6	26.5	143.4	26.1	266.3	30.4
Research and development expenses	83.0	5.9	34.5	6.3	65.5	7.5
Restructuring charges, net	0.9	0.1	3.3	0.6	9.6	1.1
Non-restructuring impairment charges	135.9	9.7	—	—	—	—
Liabilities management and separation costs	157.3	11.3	16.1	2.9	9.0	1.0
Operating loss	(441.2)	(31.6)	(199.0)	(36.2)	(57.8)	(6.6)
Interest expense	(457.7)	(32.8)	(169.1)	(30.7)	(108.6)	(12.4)
Interest income	12.8	0.9	1.4	0.3	0.6	0.1
Other (expense) income, net	(6.7)	(0.5)	0.8	0.1	(14.6)	(1.7)
Reorganization items, net	(1,321.1)	(94.6)	(17.7)	(3.2)	(630.9)	(72.1)
Loss from continuing operations before income taxes	(2,213.9)	(158.5)	(383.6)	(69.7)	(811.3)	(92.8)
Income tax expense (benefit)	508.1	36.4	(34.6)	(6.3)	(497.3)	(56.9)
Loss from continuing operations	(2,722.0)	(194.9)	(349.0)	(63.4)	(314.0)	(35.9)
Income from discontinued operations, net of income taxes	0.1	—	0.4	0.1	0.9	0.1
Net loss	$(2,721.9)	(194.9)%	$(348.6)	(63.3)%	$(313.1)	(35.8)%

Basic and diluted (loss) income per share:
Loss from continuing operations	$(205.37)		$(26.44)		$(3.70)
Income from discontinued operations	0.01		0.03		0.01
Net loss	$(205.37)		$(26.41)		$(3.69)
Weighted-average number of shares outstanding:
Basic and diluted	13.3		13.2		84.8

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Non-GAAP Combined
	Nine Months Ended September 29, 2023				Nine Months Ended September 30, 2022
	Gross profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA
Net loss	$305.5	$369.6	$83.0	$(2,721.9)	$(661.7)
Adjustments:
Interest expense, net	—	—	—	444.9	275.7
Income tax expense (benefit)	—	—	—	508.1	(531.9)
Depreciation	27.9	(5.7)	(1.5)	35.1	54.8
Amortization	388.1	—	—	388.1	463.9
Restructuring charges, net	—	—	—	0.9	12.9
Non-restructuring impairment charges	—	—	—	135.9	—
Income from discontinued operations	—	—	—	(0.1)	(1.3)
Change in contingent consideration fair value	—	7.3	—	(7.3)	(0.8)
Significant legal and environmental charges	—	—	—	—	11.1
Liabilities management and separation costs (1)	—	—	—	157.3	25.1
Unrealized loss on equity investment	—	—	—	9.1	21.3
Reorganization items, net	—	—	—	1,321.1	648.6
Share-based compensation	—	(7.4)	(0.3)	7.7	2.2
Gain on debt extinguishment at par	—	—	—	—	(3.9)
Fresh-start impact on debt extinguishment	—	—	—	—	4.1
Bad debt expense - customer bankruptcy	—	—	—	—	5.8
Fresh-start inventory-related expense (2)	169.2	—	—	169.2	173.5
As adjusted:	$890.7	$363.8	$81.2	$448.1	$499.4

(1)Represents costs primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases, expenses incurred related to the Predecessor directors' and officers' insurance policies and severance for the former CEO and certain former executives of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2020 Chapter 11 Cases. As of the 2023 Petition Date, professional fees directly related to the 2023 Chapter 11 proceedings that were previously reflected as liabilities management and separation costs are being classified on a go-forward basis as reorganization items, net.
(2)Includes $169.2 million and $153.2 million of inventory fair-value step up expense during the nine months ended September 29, 2023 (Successor) and the period from June 17, 2022 through September 30, 2022 (Successor), respectively, and $20.3 million of fresh-start inventory-related expense primarily related to a change in accounting estimate during the period from June 17, 2022 through September 30, 2022 (Successor).

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
CONSOLIDATED ADJUSTED EBITDA
(unaudited, in millions)

	Successor				Predecessor				Non-GAAP Combined
	Period from June 17, 2022 through September 30, 2022				Period from January 1, 2022 through June 16, 2022				Nine Months Ended September 30, 2022
	Gross (loss) profit	SG&A	R&D	Adjusted EBITDA	Gross profit	SG&A	R&D	Adjusted EBITDA	Adjusted EBITDA
Net loss	$(1.7)	$143.4	$34.5	$(348.6)	$292.6	$266.3	$65.5	$(313.1)	$(661.7)
Adjustments:
Interest expense, net	—	—	—	167.7	—	—	—	108.0	275.7
Income tax benefit	—	—	—	(34.6)	—	—	—	(497.3)	(531.9)
Depreciation	11.4	(2.6)	(0.8)	14.8	32.7	(5.7)	(1.6)	40.0	54.8
Amortization	182.1	—	—	182.1	280.2	(1.6)	—	281.8	463.9
Restructuring charges, net	—	—	—	3.3	—	—	—	9.6	12.9
Income from discontinued operations	—	—	—	(0.4)	—	—	—	(0.9)	(1.3)
Change in contingent consideration fair value	—	0.8	—	(0.8)	—	—	—	—	(0.8)
Significant legal and environmental charges	—	—	—	—	—	—	—	11.1	11.1
Liabilities management and separation costs (1)	—	—	—	16.1	—	—	—	9.0	25.1
Unrealized (gain) loss on equity investment	—	—	—	(0.9)	—	—	—	22.2	21.3
Reorganization items, net	—	—	—	17.7	—	—	—	630.9	648.6
Share-based compensation	—	(0.5)	—	0.5	0.1	(1.3)	(0.3)	1.7	2.2
Gain on debt extinguishment at par	—	—	—	(3.9)	—	—	—	—	(3.9)
Fresh-start impact on debt extinguishment	—	—	—	4.1	—	—	—	—	4.1
Bad debt expense - customer bankruptcy	—	(5.8)	—	5.8	—	—	—	—	5.8
Fresh-start inventory-related expense (2)	173.5	—	—	173.5	—	—	—	—	173.5
As adjusted:	$365.3	$135.3	$33.7	$196.4	$605.6	$257.7	$63.6	$303.0	$499.4

(1)Represents costs primarily related to expenses incurred related to severance for the former Chief Executive Officer and certain former executives of the Predecessor and the Predecessor directors' and officers' insurance policies, in addition to professional fees and costs incurred as we explore potential sales of non-core assets to enable further deleveraging post-emergence from the 2020 Chapter 11 Cases.
(2)Includes $153.2 million and $20.3 million of inventory fair-value step up expense and fresh-start inventory-related expense primarily related to a change in accounting estimate during the period from June 17, 2022 through September 30, 2022 (Successor).

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Successor		Predecessor
	Nine Months Ended September 29, 2023	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands (1)	$181.6	$48.2	$267.2
Specialty Generics (2)	131.9	(8.7)	65.3
Segment operating income	313.5	39.5	332.5
Unallocated amounts:
Corporate and unallocated expenses (3)	(29.7)	(15.9)	(48.2)
Depreciation and amortization	(423.2)	(196.9)	(321.8)
Share-based compensation	(7.7)	(0.5)	(1.7)
Restructuring charges, net	(0.9)	(3.3)	(9.6)
Non-restructuring impairment charges	(135.9)	—	—
Liabilities management and separation costs (4)	(157.3)	(16.1)	(9.0)
Bad debt expense - customer bankruptcy	—	(5.8)	—
Operating loss	$(441.2)	$(199.0)	$(57.8)
(1)Includes $147.2 million and $136.6 million of inventory fair-value step-up expense during the nine months ended September 29, 2023 (Successor) and the period from June 17, 2022 through September 30, 2022 (Successor), respectively.
(2)Includes $22.0 million and $20.3 million of inventory fair-value step-up expense during the nine months ended September 29, 2023 (Successor) and the period from June 17, 2022 through September 30, 2022 (Successor), respectively, as well as $16.6 million of fresh-start inventory-related expense primarily driven by the Company's change in accounting estimate during the period from June 17, 2022 through September 30, 2022 (Successor).
(3)Includes administration expenses and certain compensation, legal, environmental and other costs not charged to our reportable segments.
(4)Represents costs primarily related to professional fees incurred by the Company (including where the Company is responsible for the fees of third parties) in connection with its evaluation of its financial situation and related discussions with its stakeholders prior to the commencement of the 2023 Chapter 11 Cases, expenses incurred related to the Predecessor directors' and officers' insurance policies and severance for the former CEO and certain former executives of the Predecessor, in addition to professional fees and costs incurred as the Company explores potential sales of non-core assets to enable further deleveraging post-emergence from the 2020 Chapter 11 Cases. As of the 2023 Petition Date, professional fees directly related to the 2023 Chapter 11 proceedings that were previously reflected as liabilities management and separation costs are being classified on a go-forward basis as reorganization items, net.

MALLINCKRODT PLC
SEGMENT NET SALES
(unaudited, in millions)

	Successor		Predecessor
	Nine Months Ended September 29, 2023	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands	$818.3	$361.7	$587.1
Specialty Generics	578.3	188.7	287.5
Net sales	$1,396.6	$550.4	$874.6

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measure
	Nine Months Ended September 29, 2023	Nine Months Ended September 30, 2022	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands	$818.3	$948.8	(13.8)%	—%	(13.8)%
Specialty Generics	578.3	476.2	21.4	—	21.4
Net sales	$1,396.6	$1,425.0	(2.0)%	—%	(2.0)%

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Successor		Predecessor
	Nine Months Ended September 29, 2023	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022
Specialty Brands
Acthar Gel	$320.9	$153.2	$221.9
INOmax	232.5	94.2	165.8
Therakos	187.6	68.2	109.6
Amitiza	61.4	42.9	81.5
Terlivaz	10.0	—	—
Other	5.9	3.2	8.3
Specialty Brands Total	818.3	361.7	587.1

Specialty Generics
Opioids	200.2	55.2	88.8
ADHD	82.9	13.4	17.5
Addiction treatment	46.8	19.1	30.0
Other	7.6	3.0	4.9
Generics	337.5	90.7	141.2
Controlled substances	61.4	21.4	37.6
APAP	163.6	69.2	96.5
Other	15.8	7.4	12.2
API	240.8	98.0	146.3
Specialty Generics	578.3	188.7	287.5
Net sales	$1,396.6	$550.4	$874.6

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Successor	Non-GAAP Combined	Non-GAAP Measures
	Nine Months Ended September 29, 2023	Nine Months Ended September 30, 2022	Percent change	Currency impact	Constant-currency (loss) growth
Specialty Brands
Acthar Gel	$320.9	$375.1	(14.4)%	—%	(14.4)%
INOmax	232.5	260.0	(10.6)	(0.1)	(10.5)
Therakos	187.6	177.8	5.5	0.4	5.1
Amitiza	61.4	124.4	(50.6)	(0.1)	(50.5)
Terlivaz	10.0	—	—	—	—
Other	5.9	11.5	(48.7)	(1.6)	(47.1)
Specialty Brands Total	818.3	948.8	(13.8)	—	(13.8)

Specialty Generics
Opioids	200.2	144.0	39.0	—	39.0
ADHD	82.9	30.9	168.3	—	168.3
Addiction treatment	46.8	49.1	(4.7)	(0.4)	(4.3)
Other	7.6	7.9	(3.8)	—	(3.8)
Generics	337.5	231.9	45.5	(0.1)	45.6
Controlled substances	61.4	59.0	4.1	—	4.1
APAP	163.6	165.7	(1.3)	—	(1.3)
Other	15.8	19.6	(19.4)	—	(19.4)
API	240.8	244.3	(1.4)	—	(1.4)
Specialty Generics	578.3	476.2	21.4	—	21.4
Net sales	$1,396.6	$1,425.0	(2.0)%	—%	(2.0)%

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	Successor
	September 29, 2023	December 30, 2022
Assets
Current Assets:
Cash and cash equivalents	$389.8	$409.5
Accounts receivable, net	426.9	405.3
Inventories	834.2	947.6
Prepaid expenses and other current assets	136.6	273.4
Total current assets	1,787.5	2,035.8
Property, plant and equipment, net	459.8	457.6
Intangible assets, net	2,319.8	2,843.8
Deferred income taxes	—	475.5
Other assets	227.7	201.1
Total Assets	$4,794.8	$6,013.8

Liabilities and Shareholders' (Deficit) Equity
Current Liabilities:
Current maturities of long-term debt	$377.4	$44.1
Accounts payable	78.2	114.0
Accrued payroll and payroll-related costs	65.1	49.5
Accrued interest	34.6	29.0
Acthar Gel-Related Settlement	—	16.5
Opioid-Related Litigation Settlement liability	—	200.0
Accrued and other current liabilities	243.7	290.7
Total current liabilities	799.0	743.8
Long-term debt	—	3,027.7
Acthar Gel-Related Settlement	—	75.0
Opioid-Related Litigation Settlement liability	—	379.9
Pension and postretirement benefits	40.4	41.0
Environmental liabilities	34.8	35.8
Other income tax liabilities	19.2	18.2
Other liabilities	67.4	78.7
Liabilities subject to compromise	4,932.1	—
Total Liabilities	5,892.9	4,400.1
Shareholders' (Deficit) Equity:
Preferred shares	—	—
Ordinary shares	0.1	0.1
Ordinary shares held in treasury at cost	(0.1)	—
Additional paid-in capital	2,198.5	2,191.0
Accumulated other comprehensive income	13.5	10.8
Retained deficit	(3,310.1)	(588.2)
Total Shareholders' (Deficit) Equity	(1,098.1)	1,613.7
Total Liabilities and Shareholders' (Deficit) Equity	$4,794.8	$6,013.8

MALLINCKRODT PLC
(DEBTOR-IN-POSSESSION)
(IN EXAMINATION UNDER PART 10 OF THE IRISH COMPANIES ACT 2014)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Successor		Predecessor
	Nine Months Ended September 29, 2023	Period from June 17, 2022 through September 30, 2022	Period from January 1, 2022 through June 16, 2022
Cash Flows From Operating Activities:
Net loss	$(2,721.9)	$(348.6)	$(313.1)
Adjustments to reconcile net cash from operating activities:
Depreciation and amortization	423.2	196.9	321.8
Share-based compensation	7.7	0.5	1.7
Deferred income taxes	475.5	(10.8)	(473.0)
Non-cash impairment charges	135.9	—	—
Reorganization items, net	1,294.1	—	425.4
Non-cash accretion expense	176.7	72.3	—
Other non-cash items	11.6	5.7	35.3
Changes in assets and liabilities:
Accounts receivable, net	(23.8)	9.2	49.8
Inventories	99.1	150.9	(33.2)
Accounts payable	(31.2)	(11.6)	(3.6)
Income taxes	168.7	(27.8)	(26.9)
Opioid-Related Litigation Settlement liability	(250.0)	—	—
Payments of claims	—	—	(629.0)
Other	(63.3)	(17.4)	2.5
Net cash from operating activities	(297.7)	19.3	(642.3)
Cash Flows From Investing Activities:
Capital expenditures	(41.9)	(15.6)	(33.4)
Proceeds from divestitures, net of cash	—	65.0	—
Other	1.1	0.2	0.4
Net cash from investing activities	(40.8)	49.6	(33.0)
Cash Flows From Financing Activities:
Issuance of external debt	380.0	—	650.0
Repayment of external debt	(52.0)	(17.3)	(904.6)
Debt financing costs	(2.4)	—	(24.1)
Other	(0.1)	—	—
Net cash from financing activities	325.5	(17.3)	(278.7)
Effect of currency rate changes on cash	(1.7)	(3.7)	(3.9)
Net change in cash, cash equivalents and restricted cash	(14.7)	47.9	(957.9)
Cash, cash equivalents and restricted cash at beginning of period	466.7	447.3	1,405.2
Cash, cash equivalents and restricted cash at end of period	$452.0	$495.2	$447.3

Cash and cash equivalents at end of period	$389.8	$391.2	$297.9
Restricted cash included in prepaid expenses and other current assets at end of period	22.9	67.5	113.0
Restricted cash included in other long-term assets at end of period	39.3	36.5	36.4
Cash, cash equivalents and restricted cash at end of period	$452.0	$495.2	$447.3